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                                                                   EXHIBIT 10.15

                                                                  EXECUTION COPY

                                 FIRST AMENDMENT

                                       to

                  MASTER COLLATERAL AND INTERCREDITOR AGREEMENT

     FIRST AMENDMENT dated as of March 13, 2003 (this "Amendment") to the MASTER COLLATERAL AND INTERCREDITOR AGREEMENT dated as of August 15, 2002 (the "Existing Agreement"; and as amended by this Amendment, the "Agreement") among DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking organization, as collateral agent for the lenders party to the Revolving Credit Agreement (together with its successors in such capacity, the "Revolver Collateral Agent"), DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent for the lenders party to the Revolving Credit Agreement (together with its successors in such capacity, the "Revolver Administrative Agent"), the financial institutions from time to time party to the Agreement as Facility Representatives, DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking organization (including any successor thereto, the "Master Collateral Agent"), AFS FUNDING CORP., a Nevada corporation ("AFS Funding") and AFS SENSUB CORP., a Nevada corporation ("AFS SenSub"; together with AFS Funding, each, a "Borrower" and collectively, the "Borrowers"), and AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation ("ACFS").

                              W I T N E S S E T H :

     WHEREAS, the parties hereto desire to amend the Existing Agreement as hereinafter set forth;

     NOW, THEREFORE, ACFS, the Borrowers, the Master Collateral Agent, the Revolver Administrative Agent, and the Revolver Collateral Agent, intending to be legally bound, hereby agree as follows:

          Section 1 Definitions. Capitalized terms that are used herein without definition and that are defined in the Existing Agreement shall have the same meanings herein as therein.

          Section 2 Amendments. Annex I to the Existing Agreement is amended by deleting such Annex in its entirety and substituting, in lieu thereof, Annex I attached to this Amendment.

          Section 3 Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Existing Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Existing Agreement to "this Agreement", "hereof", "herein" or words of similar effect referring to the Existing Agreement shall be deemed to be references to the Existing Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Existing Agreement other than as expressly set forth herein.

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          Section 4      Effectiveness. This Amendment shall become effective as
of the date hereof upon receipt by the Master Collateral Agent of counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the other parties hereto and by Required Senior Facility Representatives and confirmation from S&P in writing that this Amendment will not result in the reduction or withdrawal of any rating on any Senior Facility Agreement.

          Section 5 GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

          Section 6 Counterparts. For the purpose of facilitating the execution of this Amendment and for other purposes, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and together shall constitute and be one and the same instrument.

          Section 7 Headings. The section headings are not part of this Amendment and shall not be used in its interpretation.

          Section 8      Limited Liability of Master Collateral Agent.

     It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Deutsche Bank Trust Company Americas, not individually or personally but solely as Master Collateral Agent, in the exercise of the powers and authority conferred and vested in it, (b) the representations, undertakings and agreements herein made on the part of the Master Collateral Agent are made and intended not as personal representations, undertakings and agreements by Deutsche Bank Trust Company Americas, but are made and intended for the purpose of binding only the Master Collateral Agent, and (c) under no circumstances shall Deutsche Bank Trust Company Americas be personally liable for the payment of any indebtedness or expenses of the Master Collateral Agent or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Master Collateral Agent under this Amendment.

          Section 9 Representations and Warranties. Each of the Borrowers and ACFS represent and warrant that (i) all of their respective representations and warranties set forth in the Existing Agreement and the Revolving Credit Agreement are true and accurate in all material respects as though made on and as of the date hereof (except representations and warranties which relate to a specific date, which were true and correct as of such date) and (ii) no Event of Default under the Existing Agreement, and no "Event of Default" or "Event of Early Termination" under the Revolving Credit Agreement, has occurred and is continuing.

                            [Signature Page Follows]

                                      - 2 -

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          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to hereunto set their hand as of the day and year first above written.

                           DEUTSCHE BANK TRUST COMPANY AMERICAS,
                           not in its individual capacity but solely as Revolver Administrative Agent and Revolver Collateral Agent

                           By:
                              ------------------------------------------------
                              Name:
                              Title:

                           AFS FUNDING CORP.

                           By:
                              ------------------------------------------------
                              Name:
                              Title:

                           AFS SENSUB CORP.

                           By:
                              ------------------------------------------------
                              Name:
                              Title:

                           AMERICREDIT FINANCIAL SERVICES, INC.

                           By:
                              ------------------------------------------------
                              Name:
                              Title:

                           DEUTSCHE BANK TRUST COMPANY AMERICAS,
                           not in its individual capacity but solely as Master Collateral Agent

                           By:
                              ------------------------------------------------
                              Name:
                              Title:

           [Signature Page to First Amendment to Master Collateral and
                            Intercreditor Agreement]

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                                                                         ANNEX 1

                      CALCULATION OF SENIOR BORROWING BASE

The Senior Borrowing Base will be determined based on a cash flow model calculated as set forth below. ACFS will initially make each calculation (or engage a Person to make such calculation on its behalf) of the Senior Borrowing Base, and the Master Collateral Agent will confirm each such calculation.

S&P will provide "Modeling Assumptions" (described below) for each Designated Term Series at or before closing. Upon each addition to the Designated Term Series, S&P will provide Modeling Assumptions for the additional Series. S&P will provide revised Modeling Assumptions if necessary.

The "Modeling Assumptions" will be, collectively, the Expected Cumulative Loss Expectation, Loss Multiple, the Loss Horizon and the Additional Modeling Assumptions.

The model inputs will be based on (i) collateral and bond information as for the last available month for all outstanding Designated Term Series and (ii) the collateral and bond information for an additional Designated Term Series after pricing described under the headings "Collateral Characteristics" and "Securities Characteristics" below.

The following lists details the inputs and modeling assumptions to be included in the calculation of the Senior Borrowing Base:

Collateral Characteristics:

With respect to each Designated Term Series, the weighted average coupon, weighted average original maturity, weighted average remaining maturity and the total pool outstanding will be provided by the Borrowers. (For a new Designated Term Series with a pre-funding account, the collateral characteristics described in the offering documents for such Series will be used with respect to the full face amount of such Designated Term Series for modeling purposes.)

Securities Characteristics

The Borrowers will provide (a) the weighted average coupon on all outstanding notes and certificates to be issued under such Designated Term Series, which shall be calculated based on amounts outstanding as of (i) for outstanding Designated Term Series, the last amount outstanding as of the related calculation date and (ii) for the new Designated Term Series, the amounts and coupons to be in effect on the closing date of such Designated Term Series (assuming the full face amount of such notes and certificates for modeling purposes) and (b) the outstanding face amount of all such outstanding notes and certificates.

Expected Cumulative Loss Expectation

For all Designated Term Series, the Expected Cumulative Loss Expectation is 14%.

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Actual Losses to Date

ACFS will provide, on a monthly basis, actual realized losses for each Designated Term Series.

Expected Remaining Losses

Expected Remaining Losses, individually for each Designated Term Series, will equal the Expected Cumulative Loss Expectation minus Actual Losses to Date.

Senior Loss Multiple

The Senior Loss Multiple will be 1.7.

Loss Horizon

The Loss Horizon will be:

Months            % of Total Remaining Losses
------            ---------------------------
1 - 12            40%
13 - 24           40%
25 - 36           20%

Transactions seasoned less than 12 months - the original loss assumption for months 13-36 will still apply; the remaining losses to come will be spread evenly over the remaining months in the first year and will equal the difference of (i) the product of (a) the Expected Cumulative Loss Expectation and (b) the original collateral balance plus any pre-funding and (ii) the sum of (a) the net cumulative losses to date and (b) net cumulative losses allocated to months 13-36.

Transactions seasoned between 12 and 24 months - the original loss assumption for months 25-36 will still apply; the remaining losses to come will be spread evenly over the remaining months in the second year and will equal the difference of (i) the product of (a) the Expected Cumulative Loss Expectation and (b) the original collateral balance plus any pre-funding and (ii) the sum of
(a) the net cumulative losses to date and (b) net cumulative losses allocated to months 25-36.

Transactions seasoned over 24 months - the remaining losses to come will be spread evenly over the next 12 months and will equal the difference of (i) the product of (a) the Expected Cumulative Loss Expectation and (b) the original collateral balance plus any pre-funding and (ii) the net cumulative losses to date.

Senior Sub Transactions

Initially the Senior Sub Transactions will be comprised of the following Term securitizations:

AmeriCredit Automobile Receivables Trust 2000-1
AmeriCredit Automobile Receivables Trust 2001-1

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AmeriCredit Automobile Receivables Trust 2002-1

Senior Borrowing Base Calculation

Using the Modeling Assumptions for each Designated Term Series and applying the Senior Loss Multiple to the Expected Remaining Losses, a schedule of monthly cash flows will be determined.

A schedule (the "FSA Scheduled Cash Flows") of aggregate monthly residual cash flows for the Designated FSA Series for the period from the date of determination to the date which is 60 months after such date of determination will be determined assuming a trigger event occurs under the related Series Transaction Documents occurs immediately and cash is withheld until such time as trigger event is satisfied.

A schedule (the "Other Wrapped Scheduled Cash Flows") of aggregate monthly residual cash flows for the Designated Non-FSA Series for the period from the date of determination to the date which is 60 months after such date of determination will be determined assuming the most stringent trigger events occur immediately.

The Senior Borrowing Base will be the sum of (a) aggregated schedules of residual cash flows from the Senior Sub Transactions for the period from the date of determination to the date which is 60 months after such date of determination, the FSA Scheduled Cash Flows and the Other Wrapped Scheduled Cash Flows and (b) the outstanding principal amount of BBB/Baa2 rated Asset Backed Securities each of which meet the criteria for "Eligible Security" under the Revolving Credit Agreement but are not pledged to the Revolver Collateral Agent and are pledged to the Master Collateral Agent and (c) cash and A-1/P1 rated investments held by the Master Collateral Agent as Collateral hereunder.

Additional Modeling Assumptions

Prepayment Speed                 1.3% ABS
Recovery %                       40%
Recovery Lag                     0 months (all deals seasoned)
Servicing Fee                    2.25%
FSA Premium                      0.275%
FSA Default Premium              0.50%
Reinsurance Premium              4.50%
Spread Account Reinvestment %    1.50%
Call %                           0%

For transactions with floating rate tranches, the underlying deal employs in the structure either an interest rate cap or interest rate swap. If the tranche benefits from an interest rate cap, Libor will be stressed to a BBB- level as determined by S&P. If the tranche benefits from an interest rate swap, the swap rate will be used.

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All other modeling assumptions will be based on each deal's structure (i.e., bond coupons, spread account %'s, etc...) and the most recent calendar month's distribution data (i.e., current pool balance, current losses, etc...)

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